PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
(To Prospectus dated October 25, 2004)          REGISTRATION NO.  333-96063




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                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                       Share         Primary
                 Name of Company           Ticker     Amounts    Trading Market
     ------------------------------------  ------     -------   ----------------
     Agile Software Corporation             AGIL         4           NASDAQ
     Ariba, Inc.                            ARBA       3.458         NASDAQ
     CheckFree Corporation                  CKFR         4           NASDAQ
     Internet Capital Group, Inc.          ICGED       0.75          NASDAQ
     Pegasus Solutions, Inc.                PEGS         2           NASDAQ
     Retek, Inc.                            RETK         3           NASDAQ
     VerticalNet, Inc.                      VERT        0.6          NASDAQ

     -------------------

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2005.